Exhibit 10.8

GUARANTOR SECURITY AGREEMENT

GUARANTOR SECURITY AGREEMENT (this “Agreement”), dated as of April 12, 2023, by and between AERWINS, INC., a Delaware corporation (the “Company”), and LIND GLOBAL FUND II LP (the “Secured Party”).

WHEREAS, the Company has executed and delivered to the Secured Party that certain Guaranty dated as of the date hereof (as amended and in effect from time to time, the “Guaranty”) pursuant to which the Company has guaranteed all of the obligations of AERWINS Technologies Inc., a Delaware corporation (the “Parent”), owing to the Secured Party pursuant to the Securities Purchase Agreement dated as of the date hereof between the Parent and the Secured Party (as amended and in effect from time to time, the “SPA”), the Note and the Borrower Security Agreement (as each such term is defined in the Guaranty); and

WHEREAS, it is a condition precedent to the Secured Party agreeing to make loans or otherwise extend credit to the Parent under the SPA and the Note that the Company execute and deliver to the Secured Party a security agreement in substantially the form hereof; and

WHEREAS, the Company wishes to grant security interests in favor of the Secured Party as herein provided;

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the SPA. All terms defined in the Uniform Commercial Code of the State (as hereinafter defined) and used herein shall have the same definitions herein as specified therein, however, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9, and the following terms shall have the following meanings:

“Event of Default” means the occurrence of any “Event of Default” under and as defined in each of the SPA and the Note.

“Guarantor” means the Company.

“Lien” means any mortgage, charge, pledge, hypothecation, security interest, assignment by way of security, lien (statutory or otherwise), encumbrance, conditional sale agreement, capital lease, financing lease, deposit arrangement, title retention agreement, and any other agreement, trust or arrangement that in substance secures payment or performance of an obligation.

“Obligations” means, collectively, (a) all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing, due and owing by or otherwise payable by the Parent or Guarantor to the Secured Party, in any currency, under, in connection with or pursuant to any Transaction Document (including, without limitation, this Agreement), and whether incurred by the Parent or Guarantor alone or jointly with another or others and whether as principal, guarantor or surety and in whatever name or style and (b) all expenses, costs and charges incurred by or on behalf of the Secured Party in connection with any Transaction Document (including this Agreement) or the Collateral,

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including all legal fees, court costs, receiver’s or agent’s remuneration and other expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment for the Collateral, and of taking, defending or participating in any action or proceeding in connection with any of the foregoing matters or otherwise in connection with the Secured Party’s interest in any Collateral, whether or not directly relating to the enforcement of this Agreement or any other Transaction Document.

“Ordinary Course of Business” means the ordinary course of business of the person or entity in question consistent with past custom and practice (including with respect to quantity, quality and frequency).

“Permitted Lien” means any of the following: (a) mechanics and materialman Liens and other statutory Liens (including Liens for taxes, fees, assessments and other governmental charges or levies) in respect of any amount (i) which is not at the time overdue or (ii) which may be overdue but the validity of which is being contested at the time in good faith by appropriate proceedings, in each case so long as the holder of such Lien has not taken any action to foreclose or otherwise exercise any remedies with respect to such Lien; (b) Liens under $150,000 to support the working capital of the Company so long as the Company has complied with the terms provided for in the Transaction Documents relating thereto (including, without limitation, entering into an intercreditor agreement acceptable to the Secured Party); (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with any of the applicable property, (d) other Liens imposed by operation of law or arising in the Ordinary Course of Business for amounts which are not due and payable or as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (e) Liens incurred or deposits made in the Ordinary Course of Business in connection with social security, (f) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business, including statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies, (g) licenses of intellectual property in the Ordinary Course of Business, (h) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by law; (i) Liens arising under this Agreement or any Transaction Documents; and (j) Liens which are permitted in writing by the Secured Party in its sole and absolute discretion.

“State” means the State of Delaware.

“Transaction Documents” has the meaning provided for in the SPA, provided, however, for purposes of this Agreement, upon the indefeasible repayment in full, in cash, of the Note and all obligations owing thereunder, such term shall thereafter not include the Note.

2. Grant of Security Interest.

2.1. Grant; Collateral Description. The Company hereby grants to the Secured Party, to secure the payment and performance in full of all of the Obligations, a security interest in and pledges and assigns to the Secured Party the following properties, assets and rights of the Company, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents (whether tangible or electronic), accounts

(including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles), but excluding the Excluded Property. “Excluded Property” means (i) any property or assets to the extent that such grant of a security interest is prohibited by any law, requires a consent or approval not obtained of any Governmental Authority pursuant to such law or is prohibited by, or constitutes a breach or default under, results in the termination of, or requires any consent or approval not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any investment property or instruments, any applicable shareholder or similar agreement, but only to the extent, and for so long as, such law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is not terminated or rendered unenforceable or otherwise deemed ineffective under applicable law of any relevant jurisdiction or any other applicable law or principles of equity); (ii) any assets that are subject to a purchase money Lien or capital lease constituting a Permitted Lien, but only to the extent the agreements relating to such purchase money Lien or capital lease do not permit such assets to be subject to the security interests created hereby; (iii) all United States “intent to use” trademark applications where the grant of a security interest therein would impair the validity or enforceability of said intent to use trademark application; provided, however, to the extent that such risk of impairment is no longer in effect, then such trademark application shall cease to be Excluded Property and shall automatically be subject to the Lien and security interests granted hereby and to the terms and provisions of this Agreement as “Collateral”; and (iv) proceeds of any Excluded Property unless such Proceeds would otherwise constitute Collateral.

2.2. Commercial Tort Claims. The Secured Party acknowledges that the attachment of its security interest in any commercial tort claim as original collateral is subject to the Company’s compliance with §4.1.

3. Authorization to File Financing Statements. The Company hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office which the Secured Party deems necessary in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Company, or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Company is an organization, the type of organization and any organizational identification number issued to the Company. The Company agrees to furnish any such information to the Secured Party promptly upon the Secured Party’s reasonable request.

4. Other Actions. Further to insure the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in the Collateral, the Company agrees, in each case at the Company’s expense, to take the following actions with respect to the following Collateral and without limitation on the Company’s other obligations contained in this Agreement:

4.1. Commercial Tort Claims. If the Company shall, now or at any time hereafter, hold or acquire a commercial tort claim, the Company shall promptly notify the Secured Party in a writing signed by the Company of the particulars thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Secured Party.

4.2. Other Actions as to any and all Collateral. The Company further agrees, upon the request of the Secured Party and at the Secured Party’s option, to take any and all other actions as the Secured Party may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in any and all of the Collateral, including (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code of any relevant jurisdiction, to the extent, if any, that the Company’s signature thereon is required therefor, (b) causing the Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals, in form and substance reasonably satisfactory to the Secured Party, including any consent of any licensor, lessor or other Person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords of the Company’s primary place of business or any other location where the aggregate value of the Collateral at such location exceeds $150,000, in form and substance reasonably satisfactory to the Secured Party and (f) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Secured Party to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

5. Representations and Warranties Concerning a Company’s Legal Status. The Company has, on the date hereof, delivered to the Secured Party a certificate signed by the Company and entitled “Perfection Certificate” (the “Perfection Certificate”). The Company represents and warrants to the Secured Party as follows: as of the date hereof (a) the Company’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (b) the Company is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate, (c) the Perfection Certificate accurately sets forth the Company’s organizational identification number or accurately states that the Company has none, (d) the Perfection Certificate accurately sets forth the Company’s place of business or, if more than one, its chief executive office, as well as the Company’s mailing address, if different, (e) all other information set forth on the Perfection Certificate pertaining to the Company is accurate and complete, and (f) there has been no material change in any of such information since the date on which the Perfection Certificate was signed by the Company.

6. Covenants Concerning Company’s Legal Status. The Company covenants with the Secured Party as follows: (a) without providing at least fifteen (15) days’ prior written notice to the Secured Party, the Company will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if the Company does not have an organizational identification number and later obtains one, the Company will forthwith notify the Secured Party of such organizational identification number, and (c) the Company will not change its type of organization, jurisdiction of organization or other legal structure.

7. Representations and Warranties Concerning Collateral, Etc. The Company further represents and warrants to the Secured Party as follows: (a) the Company is the owner of or has other rights in or power to transfer the Collateral to the extent set forth in this Agreement, free from any right or claim of any Person or any adverse lien, except for the security interest created by this Agreement and the Permitted Liens, (b) none of the account debtors or other Persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (c) the Company holds no commercial tort claim except as indicated on the Company’s Perfection Certificate, (d) all other information set forth on the Company’s Perfection Certificate pertaining to the Collateral is accurate and complete, and (e) there has been no material change in any of such information since the date on which the Company’s Perfection Certificate was signed by the Company.

8. Covenants Concerning Collateral, Etc. The Company further covenants with the Secured Party as follows: (a) other than inventory sold in the Ordinary Course of Business, the Collateral, to the extent not delivered to the Secured Party pursuant to §4, will be kept at those locations listed on the Perfection Certificate and the Company will not remove the Collateral from such locations, without providing at least ten (10) Business Days’ prior written notice to the Secured Party, (b) except for the security interest herein granted, the Company shall be the owner of or have other rights in the Collateral free from any right or claim of any other Person or any Lien (other than Permitted Liens), and the Company shall defend the same against all claims and demands of all Persons at any time claiming the same or any interests therein adverse to the Secured Party, (c) other than in favor of the Secured Party or with respect to any Permitted Lien, the Company shall not pledge, mortgage or create, or suffer to exist any right of any Person in or claim by any Person to the Collateral, or any Lien in the Collateral in favor of any Person, or become bound (as provided in Section 9-203(d) of the Uniform Commercial Code of the State or any other relevant jurisdiction or otherwise) by a security agreement in favor of any Person as secured party, (d) the Company will permit the Secured Party, or its designee, upon advance written notice to the Company to inspect the Collateral during normal business hours, wherever located, provided, if any Event of Default has occurred and is continuing, no advance written notice to the Company shall be required and any such inspection shall be permitted at any reasonable time, (e) the Company will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement, and (f) the Company will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral, or any interest therein except for, so long as no Event of Default has occurred and is continuing, dispositions of obsolete or worn-out property, the granting of non-exclusive licenses in the Ordinary Course of Business, and the sale of inventory in the Ordinary Course of Business.

9. Collateral Protection Expenses; Preservation of Collateral.

9.1. Expenses Incurred by Secured Party. In the Secured Party’s discretion, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, and pay any necessary filing fees or insurance premiums, in each case if the Company fails to do so. The Company agrees to reimburse the Secured Party on demand for all expenditures so made. The Secured Party shall have no obligation to the Company to make any such expenditures, nor shall the making thereof be construed as a waiver or cure of any Event of Default.

9.2. Secured Party’s Obligations and Duties. Anything herein to the contrary notwithstanding, the Company shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the Company thereunder. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times. The Secured Party’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under §9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

10. Securities and Deposits. The Secured Party may, following and during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Secured Party to the Company may at any time be applied to or set off against any of the Obligations then due and owing.

11. Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing:

(a) the Company shall, at the request and option of the Secured Party, notify account debtors and other Persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Party or to any financial institution designated by the Secured Party as the Secured Party’s agent therefor;

(b) the Secured Party may itself, without notice to or demand upon the Company, so notify account debtors and other Persons obligated on Collateral;

(c) after the making of such a request or the giving of any such notification, the Company shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Company as trustee for the Secured Party, for the benefit of the Secured Party, without commingling the same with other funds of the Company and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments; and

(d) the Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral and received by the Secured Party to the payment of the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

12. Power of Attorney.

12.1. Appointment and Powers of Secured Party. The Company hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Company or in the Secured Party’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following:

(a) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State or any other relevant jurisdiction and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Company’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary or useful to protect, preserve or realize upon the Collateral and the Secured Party’s security interest therein, in order to effect the intent of this Agreement, all no less fully and effectively as the Company might do, including (i) upon written notice to the Company, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Secured Party so elects, with a view to causing the liquidation of assets of the issuer of any such securities and (ii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b) to the extent that the Company’s authorization given in §3 is not sufficient, to file such financing statements with respect hereto, with or without the Company’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in the Company’s name such financing statements and amendments thereto and continuation statements which may require the Company’s signature.

12.2. Ratification by Company. To the extent permitted by law, the Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

12.3. No Duty on Secured Party. The powers conferred on the Secured Party hereunder are solely to protect the interests of the Secured Party in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act, except for the Secured Party’s own gross negligence or willful misconduct.

13. Rights and Remedies.

13.1. General. If an Event of Default shall have occurred and be continuing, the Secured Party, without any other notice to or demand upon the Company, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State or any other relevant jurisdiction and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as the Company can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Secured Party may in its discretion require the Company to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Company’s principal office(s) or at such other locations as the Secured Party may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the Company at least ten (10) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Company hereby acknowledges that ten (10) Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, the Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party’s rights and remedies hereunder, including its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

14. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Company acknowledges and agrees that it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other Persons obligated on the Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of the Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Company, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of the Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of the Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of the Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of such Collateral, or (l) to the extent deemed appropriate by the Secured Party, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. The Company acknowledges that the purpose of this §14 is to provide non-exhaustive indications of what actions or omissions by the Secured Party would fulfill the Secured Party’s duties under the Uniform Commercial Code of the State or any other relevant jurisdiction in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this §14. Without limitation upon the foregoing, nothing contained in this §14 shall be construed to grant any rights to the Company or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this §14.

15. No Waiver by Secured Party, etc. The Secured Party shall not be deemed to have waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Party. No delay or omission on the part of the Secured Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.

16. Suretyship Waivers by Company. The Company waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any such Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in §9.2. The Company further waives any and all other suretyship defenses.

17. Marshaling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Secured Party hereunder and of the Secured Party in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

18. Proceeds of Dispositions; Expenses. The Company shall pay to the Secured Party on demand any and all documented expenses, including reasonable attorneys’ fees and disbursements, actually incurred or paid by the Secured Party in protecting or preserving the Secured Party’s rights and remedies under or in respect of any of the Obligations or any of the Collateral and any such expenses actually incurred in releasing any security interest granted hereunder and, in addition, the Company shall pay to the Secured Party on demand any and all expenses, including attorneys’ fees and disbursements, incurred or paid by the Secured Party in enforcing the Secured Party’s rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as is provided in the SPA, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Company. In the absence of final payment and satisfaction in full of all of the Obligations, the Company shall remain liable for any deficiency.

19. Overdue Amounts. Until paid, all amounts due and payable by the Company hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Transaction Documents.

20. Governing Law; Consent to Jurisdiction. THIS AGREEMENT IS A CONTRACT UNDER THE LAWS OF THE STATE OF DELAWARE AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF DELAWARE. THE COMPANY AND THE SECURED PARTY EACH AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER ACTION BROUGHT BY SUCH PERSON ARISING HEREUNDER OR IN ANY WAY RELATED TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH PERSON BY MAIL AT THE ADDRESS SPECIFIED ON THE SIGNATURE PAGE OF EACH PARTY HERETO. THE COMPANY AND THE SECURED PARTY EACH HEREBY WAIVE ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUIT BROUGHT IN THE STATE OF NEW YORK OR ANY COURT SITTING THEREIN OR THAT A SUIT BROUGHT THEREIN IS BROUGHT IN AN INCONVENIENT COURT.

21. Waiver of Jury Trial. THE COMPANY AND THE SECURED PARTY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OR ENFORCEMENT OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Company waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Company (a) certifies that neither the Secured Party nor any representative, agent or attorney of the Secured Party has represented, expressly or otherwise, that the Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement and (b) acknowledges that, in entering into this Agreement and any other Transaction Document to which the Secured Party is a party, the Secured Party is relying upon, among other things, the waivers and certifications contained in this §21.

22. Notices. All notices, requests and other communications hereunder shall be made in the manner set forth in the SPA.

23. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Secured Party and its successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Company acknowledges receipt of a copy of this Agreement.

24. Release of Collateral; Reinstatement. (a) Upon any sale, transfer or other disposition of any Collateral which is permitted by the Transaction Documents, upon receipt by the Secured Party of any proceeds thereof which the Company is required to pay to the Secured Party pursuant to the terms of the Transaction Documents, such Collateral (but not the proceeds thereof) shall automatically be released from the Liens created hereby, and the Secured Party agrees that, at the request and sole expense of the Company, it shall promptly execute and deliver to the Company all releases or other documents reasonably necessary for the release of such Lien on such Collateral. In addition, the Secured Party agrees that upon the indefeasible repayment in full, in cash, of all Obligations owing under the Transaction Documents (other than (a) contingent obligations not due and owing, and, (b) so long as the Company is in compliance with all of its obligations under the Warrant, the Company’s obligations under the Warrant) and the termination of any commitments pursuant to the terms of the Transaction Documents, the security interests granted hereby shall, subject to the Secured Party’s rights of reinstatement set forth herein or in any other Transaction Document, automatically terminate, all rights to the Collateral shall revert to the Company without further action from any Person and the Secured Party agrees that, at the request and sole expense of the Company, it shall promptly execute and deliver to the Company all releases or other documents reasonably necessary for the release of the Liens on the Collateral.

(b) Notwithstanding anything to the contrary contained herein, the Company acknowledges and agrees its obligations and liabilities under the Transaction Documents (and all security interests and other Liens granted hereunder) shall be deemed to have continued in existence and shall be reinstated with full force and effect if, at any time on or after the payment of any Obligations under the Transaction Documents, all or any portion of the Obligations or any other amounts applied by the Secured Party to any of the Obligations is voided or rescinded or must otherwise be returned by the Secured Party to the Company upon the Company’s insolvency, bankruptcy or reorganization or otherwise.

[Signature pages to follow]

IN WITNESS WHEREOF, intending to be legally bound, the Company has caused this Agreement to be duly executed as of the date first above written.

AERWINS, INC.

By:
Name:	Kensuke Okabe
Title:	Chief Financial Officer and Secretary

Address:
c/o AERWINS Technologies, Inc.
Attn: Taiji Ito
Shiba Koen Annex 6 f, 1-8, Shiba Koen 3-chome, Minato-ku, Tokyo, Japan 105-0011
Email: taiji.itoh@ali.jp

Accepted:

LIND GLOBAL FUND II LP
By: Lind Global Partners II LLC, its general partner

By:
Title: Jeff Easton, Managing Member

Address:	c/o The Lind Partners LLC
444 Madison Avenue, Floor 41
New York, NY 10022